BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, That the undersigned James P. Maguire (hereinafter referred to as "Seller"), hereby sells, assigns, transfers, conveys and delivers to Progressive Telecommunications Corporation (hereinafter referred to as "Purchaser"), certain assets as set forth in Exhibit "A" attached hereto and incorporated herein reference.


TO HAVE AND TO HOLD, All and singular, the said assets by Purchaser, its successors and assigns, for its own use and behalf forever.

	Seller hereby covenants with the Purchaser that ITS Billing, Inc. is the lawful owner of said property free and clear of all liens and encumbrances. The parties understand and agree that Damian T. Freeman does not claim to have an ownership interest in the assets being transferred hereby, but is executing this Bill of Sale to transfer ownership interests in the assets which Freeman may in fact possess.

	The undersigned person, executing this Bill of Sale on behalf of ITS Billing, Inc., represents and certifies that he is a duly elected officer of ITS Billing, Inc. and has been fully empowered by proper resolution of the Board of Directors to execute and deliver this Bill of Sale; and that all necessary action for the making of such Bill of Sale has been taken and done.

	PURCHASER HEREBY SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING THE PROPERTY TO PURCHASER ON AN "AS IS" BASIS, WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

	IN WITNESS WHEREOF, This undersigned has caused the execution hereof effective as of the 8th day of February, 2000.

				_____/s/ James P. Maguire_____________
					James P. Maguire, Individually

						"SELLER"


AGREED AND ACCEPTED:

PROGRESSIVE TELECOMMUNICATIONS CORPORATION


By:  /s/ Barry L. Shevlin


Barry L. Shevlin , President and CEO
Printed Name and Title


		"PURCHASER"


The Yellow Page Directory, Inc.
Asset Listing
02/08/2000


Fixed Assets

* Computer Equipment
- 67 Computers, 32MB memory, 4.3GB hard drive
(monitors: 26 - 14", 26 - 15", 6 - 17", 1 - 21", 2 flat screen)
- 5  Servers, 256MB memory, 18GB hard drive
- 4  32 port Ethernet hubs
- 2  HP 4200C Scanners
- 1  Epson Stylus 700 photo printer
- 2  HP LaserJet 4si printers
- 3  HP LaserJet 4 printers
- 1  HP LaserJet 4+ printers
- 1  HP DeskJet R60
- 4  APC 2200 UPS
- 4  APC 600 UPS
- 1  APC 400 UPS
- 3  1200 VA-3 UPS


* Communications Equipment
- 183  Phones
- 2  Panasonic Fax Machines
- 1  Canon Faxphone B640

* Furniture
- 67  Sales Desks
- 25  Double Pedestal Desks
- 5  Executive Desks
- 2  Reception Desks
- 10  Desks w/return
- 92  Cloth Chairs
- 36  Leather Chairs
- 129-Cubicle Work Stations
- 1  Leather Loveseat
- 1  Leather Couch
- 4  Conference Tables
- 8  End Tables
- 3  Fabric Loveseats
- 1  Fabric Couch
- 7  Bookcases
- 6  Cloth High-back Chairs
- 6  Credenzas
- 1  Safe
- 29  Metal File Cabinets
- 4  Wood 4-Drawer Lateral File Cabinets
- 2  Wood 2-Drawer Lateral File Cabinets
- 1  13"  TV w/VCR
- 1  19"  TV
- 1  27"  TV

- 3  Shredders
- 31- 12' Tables
- 6 - 6' Tables
- 5  Lamps

* Furnishings

- 4  Large Paintings
- 59  Medium and Small Paintings
- 1  Heated Steam Table
- 1  Refrigerated Salad Bar
- 1  Commercial Refrigerator
- 1  Small Refrigerator
- 1  Convection Oven
- 1  Soda Vending Machine
- 1  Commercial Size Coffee Urn

Summary

Computer and Communications Equipment, Furniture and Furnishings Total Value $500.000.00
Domain Names:

Newnetwork.com
	877httpwww.com
	fingersdothewalking.com
	nationalyellow.com
	networkld.com
	surfyellowpages.com
	theyellowpagedirectory.com
	theyellowpagedirectory.net
	theyellowpagedirectory.org
	theypd.com
	theypd.net
 theypd.org
	whiteandyellowpages.com
	yellow411.com
	yellowandwhitepages.com
 yellowpageshighway.com
*********

Leasehold Improvements					$  59,968.00

Deposits		             				$  35,316.00

		Total Estimated Value 			$ 595,284.00